Exhibit 99.1

The following announcement was sent from Rajiv Ramaswami, President and CEO of Nutanix, Inc. (the “Company”), to all employees on October 4, 2021, and was also posted as a blog on the Company’s website.

Nutanix team,

I wanted to share an update with you regarding a member of our leadership team. After a very successful five-year tenure in various global and regional sales leadership positions, Chris Kaddaras will be leaving Nutanix to pursue a new opportunity at a pre-IPO security technology company. In our conversations about this opportunity, I can understand the draw for Chris to have a large hand in shaping a company at an early stage, and we wish him the very best on this next adventure. Chris will help us finish out our first quarter of fiscal 2022 before he departs on October 31, 2021.

One of the most important factors to a global sales leader’s success is the team that they build and enable. Without a doubt, Chris has grown and developed a truly world-class sales organization. The results of this team speak volumes, thriving throughout a global pandemic with record results including delivering four straight quarters of overall outperformance against Wall Street expectations and our own guidance. The team’s strengths, particularly around operational discipline, were especially critical over the past two years as we worked through all the underpinnings required to truly become a subscription company.

I have a lot of appreciation for how the entire team has and continues to deliver. Now, with our renewals organization built and humming (thanks to the outstanding leadership and execution of Dave Gwyn), the heavy lifting of the subscription transition is behind us. And, the Nutanix brand, currently in its strongest position ever, continues to grow, in large part thanks to our global sales team’s efforts.

I am pleased that we will be able to benefit from Chris' ongoing leadership over the next month as we execute a seamless transition. While we conduct a search for a new CRO, I’ve asked Andrew Brinded, currently SVP, WW Sales Chief Operating Officer, to step into Chris’ global leadership role in the interim. Andrew, a veteran technology sales executive, and formerly our EMEA sales leader, has a strong command of go-to-market strategies and customer satisfaction. He has a proven track record of developing innovative business strategies, maximizing growth and identifying and cultivating leaders. Andrew has been in lockstep with Chris, sharing the same vision of quality of sales, coverage and talent, as well as around advancing our strategic agenda. I know that Andrew will bring great energy to the role and will drive for results.

We have a dedicated and passionate senior sales leadership team in place that will continue Nutanix's positive momentum as we embark on our next era of innovation,

customer satisfaction, and success. Andrew will be complemented by an incredibly tenured field sales leadership team, including Keith Moran, (SVP, Americas), Matt Young (SVP and GM, APJ), and Sammy Zoghlami (SVP, EMEA) -- with 24 years of Nutanix experience between the three of them. Along with Andrew, these three leaders have shown us quarter after quarter how to win in the global market. We have created a working environment that is defined by performance, teamwork and interdependence, and with partnership from the rest of the sales leadership team, including Dave Gwyn, Christian Alvarez, Inder Sidhu, Jake Hofwegen and Mike Phelan, I have all the confidence in this team to lead the extended Sales team and deliver their commitments.

I am very pleased to note that our first fiscal quarter is on track with the guidance we shared on our September 1, 2021 earnings call. In addition, I look to each of you to help deliver our longer-term financial goals. The entire senior leadership team is focused on this, and we will pursue them vigorously together.

To Chris, you took on the most senior role in sales within weeks of the COVID-19 pandemic changing the way we sell for years to come and handled every challenge that came our way with your trademark calmness. You put a great foundation in place for the Nutanix sales team around talent, coverage and quality of sales that the team and I will take forward. I know that you wish us as much luck in our path ahead as we wish you in your new opportunity, and I hope that we can all recognize your many achievements from the last five years as a model for our success moving forward.

And lastly, to our team, thank you all for your hard work and for your flexibility during this transition period. When others look at Nutanix, they see a global leader known for innovative products that help our customers achieve their dreams, and I am confident this will continue through this interim period and beyond.

-Rajiv

Forward-Looking Statements

This blog contains express and implied forward-looking statements, including, but not limited to, statements regarding our business plans, strategies, initiatives, vision, objectives, and outlook, and our guidance on estimated ACV Billings, non-GAAP gross margin, non-GAAP operating expenses, and weighted average shares outstanding for any future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including the risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021, filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2021. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.